UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2018 (December 18, 2018)

SCI Engineered Materials, Inc.

(Exact Name of Registrant as specified in its charter)

Ohio	0-31641	31-1210318
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification
incorporation or		Number)
organization)

2839 Charter Street

Columbus, Ohio 43228

(614) 486-0261

(Address, including zip code, and telephone number

including area code of Registrant's

principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure contained in “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K is incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

SCI Engineered Materials, Inc. (“SCI”), a global supplier and manufacturer of advanced materials for physical vapor deposition thin film applications that works closely with end users and OEMs to develop innovative, customized solutions, today announced it plans to begin manufacturing thin film solar products in China beginning approximately mid-year 2019.

Under a joint agreement with publicly-owned Konfoong Materials International Co., LTD (“KFMI”), KFMI will bond rotatable thin film solar Aluminum Zinc Oxide (AZO) cylinders produced in Columbus, Ohio for thin film solar customers in China. Additionally, SCI will transfer its bonding technology for rotatable sputtering targets and KFMI will invest in new equipment for this manufacturing process. The Company’s products for photonics and thin film solar customers in areas other than China will continue to be bonded at the Company’s manufacturing facility in Columbus, Ohio.

Dan Rooney, Chairman and CEO, stated, “We are excited to enter into this manufacturing agreement with KFMI. They are a high quality partner and represent a solid business fit for SCI in a rapidly growing market. KFMI values SCI’s established manufacturing capabilities in ceramic and rotatable targets. This agreement is a strategic step forward for SCI that can lead to expanded opportunities, accelerate our market penetration and be beneficial for our customers.”

Jeremy Young, Vice President-Operations, who will become President on January 2, 2019, commented, “There are several advantages in this manufacturing agreement that enhance SCI’s position in the global thin film solar market. Specific benefits include lower transportation costs for bonded products as well as a significant reduction in time involved to ship the Company’s thin film solar products to customers in China. By working with a globally respected industry leader SCI expects this agreement will also be a catalyst to further its presence in China.”

KFMI is a high-tech company founded in 2005. KFMI is specialized in developing and manufacturing ultra-high purity metal materials and sputtering targets for the semiconductor and integrated circuit industries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

Date: December 18, 2018	By:	/s/ Daniel Rooney
Daniel Rooney
Chairman of the Board, President and Chief Executive Officer